Exhibit 99.1

FOR FURTHER INFORMATION:
AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Aaron D. Peck	Leslie Loyet
Co-Chief Investment Officer	(312) 640-6672
(773) 380-6447

FOR IMMEDIATE RELEASE

WEDNESDAY, JUNE 9, 2010

DEERFIELD CLOSES TRANSACTION WITH COLUMBUS NOVA

CHICAGO, June 9, 2010 — Deerfield Capital Corp. (NASDAQ: DFR) (“DFR” or the “Company”) today announced the closing of its acquisition of Columbus Nova Credit Investments Management, LLC (“CNCIM”) along with the issuance of the senior subordinated convertible notes, the repayment of the Series A senior secured notes and Series B senior secured notes issued by its indirect wholly-owned subsidiary, Deerfield & Company LLC, and the other transactions contemplated in connection therewith (collectively, the “Transactions”).  The stock issuances associated with the Transactions were approved at the Company’s annual meeting of stockholders earlier today with over 90% of the votes cast voting in favor of the stock issuances.

About the Company

DFR, through its subsidiaries, Deerfield Capital Management LLC and CNCIM, manages client assets, including bank loans and other corporate debt, residential mortgage backed securities, government securities and asset-backed securities. In addition, DFR has a principal investing portfolio comprised of fixed income investments, including bank loans and other corporate debt and residential mortgage backed securities.

For more information, please go to the Company website, at www.deerfieldcapital.com.